    As filed with the Securities and Exchange Commission on October 31, 1996
                                                Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                              THERATX, INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                     33-0359338
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                        1105 SANCTUARY PARKWAY, SUITE 100
                            ALPHARETTA, GEORGIA 30201
               (Address of Principal Executive Offices) (Zip Code)


                              THERATX, INCORPORATED
                      1996 STOCK OPTION/STOCK ISSUANCE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)


                                 JOHN A. BARDIS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              THERATX, INCORPORATED
          1105 SANCTUARY PARKWAY, SUITE 100, ALPHARETTA, GEORGIA 30201
          (Name and Address, Including Zip Code, of Agent For Service)
                                 (770) 569-1840
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE


                                                             Proposed         Proposed
            Title of                                          Maximum          Maximum
           Securities                        Amount          Offering         Aggregate       Amount of
              to be                          to be             Price          Offering      Registration
           Registered                     Registered(1)     per Share(2)      Price(2)           Fee
           ----------                     -------------     ------------      --------           ---
1996 Stock Option/Stock Issuance Plan

Options to purchase Common Stock            2,000,000          N/A             N/A                N/A

Common Stock, $0.001 par value          2,000,000 shares      $10.125         $20,250,000        $6,983

Employee Stock Purchase Plan

Common Stock, $0.001 par value          1,000,000 shares      $10.125         $10,125,000        $3,492

                                                                                  Aggregate Filing Fee $10,475

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the TheraTx, Incorporated 1996 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of TheraTx, Incorporated.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the 1933 Act), on the basis of the average of the high and low selling prices per share of Common Stock of TheraTx, Incorporated on October 28, 1996, as reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         TheraTx, Incorporated (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):


         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC on March 29, 1996;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996 filed with the SEC on May 15, 1996 and August 13, 1996, respectively;

         (c) The Registrant's Current Report on Form 8-K dated January 2, 1996; and

         (d) The Registrant's Registration Statement No. 0-24292 on Form 8-A filed with the SEC on June 9, 1994, as amended thereto, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel

         Not Applicable.


Item 6.  Indemnification of Directors and Officers

         Under Section 145 of the Delaware General Corporation Law ("Delaware Law"), the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the 1933 Act. The Registrant's Bylaws (the "Bylaws") provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law and require the Registrant to advance litigation expenses upon receipt by the Registrant of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         The Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that, pursuant to Delaware Law, its directors shall not be liable for monetary damages for breach of the director's fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a directors' responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Certificate of Incorporation further provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law, and requires the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director to repay such advances if it is ultimately determined that the director is not entitled to indemnification.

         In addition, the Registrant has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements will, among other things, indemnify the Registrant's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of the Registrant or as a director or officer of any other company or enterprise that the person provides services to at the request of the Registrant.


Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit Number       Exhibit
--------------       -------

    4.0 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-24292 on Form 8-A which is incorporated herein by reference pursuant to Item 3(d).

    5.0              Opinion and consent of Brobeck, Phleger & Harrison LLP.

    23.1             Consent of Ernst & Young LLP, Independent Auditors.

    23.2             Consent of Coopers & Lybrand, L.L.P.

    23.3             Consent of Coopers & Lybrand, L.L.P.

    23.4             Consent of Brobeck, Phleger & Harrison LLP is contained in
                     Exhibit 5.

    24. Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    99.1             1996 Stock Option/Stock Issuance Plan.

    99.2             Form of Notice of Grant under Discretionary Option Grant
                     Program.

    99.3             Form of Notice of Grant (Initial) under Automatic Option
                     Grant Program.

    99.4             Form of Notice of Grant (Annual) under Automatic Option
                     Grant Program.

    99.5             Form of Stock Option Agreement (Discretional Option Grant
                     Program).

    99.6             Form of Stock Option Agreement (Automatic Option Grant
                     Program).

    99.7 Form of Addendum to Stock Option Agreement--Involuntary Termination-Change in Control-Limited Stock Appreciation Rights (Executive Officers).

    99.8 Form of Addendum to Stock Option Agreement--Involuntary Termination-Change in Control (Non-Executive Officers).

    99.9             Form of Stock Issuance Agreement.

    99.10 Form of Addendum to Stock Issuance Agreement--Involuntary Termination (Executive Officers).

    99.11 Form of Addendum to Stock Issuance Agreement-Involuntary Termination (Non-Executive Officers).

    99.12            Employee Stock Purchase Plan.

    99.13            Form of Stock Purchase Agreement.

    99.14            Form of Enrollment/Change Form.


Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Stock Option/Stock Issuance Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 24th day of October, 1996.


                                 THERATX, INCORPORATED


                                 By: /s/ John A. Bardis
                                     -------------------------------------
                                     John A. Bardis
                                     President and Chief Executive Officer



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of TheraTx, Incorporated, a Delaware corporation, do hereby constitute and appoint John A. Bardis and Donald
R. Myll and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                Title                                  Date
---------                -----                                  ----
/s/ John A. Bardis       President, Chief Executive Officer     October 24, 1996
----------------------   and Director (Principal Executive
John A. Bardis           Officer)

Signature                Title                                  Date
---------                -----                                  ----


/s/ Donald R. Myll       Senior Vice President and              October 24, 1996
----------------------   Chief Financial Officer (Principal
Donald R. Myll           Accounting and Financial Officer)



/s/ L. John Wilkerson    Chairman of the Board                  October 24, 1996
----------------------
L. John Wilkerson



/s/ Craig T. Davenport   Director                               October 24, 1996
----------------------
Craig T. Davenport



/s/ Robert J. Erra       Director                               October 24, 1996
----------------------
Robert J. Erra



/s/ W. David Holder      Director                               October 24, 1996
----------------------
W. David Holder



/s/ Bret W. Jorgensen    Director                               October 24, 1996
----------------------
Bret W. Jorgensen



/s/ Patrick T. Hackett   Director                               October 24, 1996
----------------------
Patrick T. Hackett



/s/ Donald B. Milder     Director                               October 24, 1996
----------------------
Donald B. Milder

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                              THERATX, INCORPORATED

                                  EXHIBIT INDEX




  Exhibit
   Number       Exhibit
   ------       -------

    4.0 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-24292 on Form 8-A which is incorporated herein by reference pursuant to Item 3(d).

    5.0              Opinion and consent of Brobeck, Phleger & Harrison LLP.

    23.1             Consent of Ernst & Young LLP, Independent Auditors.

    23.2             Consent of Coopers & Lybrand, L.L.P.

    23.3             Consent of Coopers & Lybrand, L.L.P.

    23.4             Consent of Brobeck, Phleger & Harrison LLP is contained in
                     Exhibit 5.

    24. Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    99.1             1996 Stock Option/Stock Issuance Plan.

    99.2             Form of Notice of Grant under Discretionary Option Grant
                     Program.

    99.3             Form of Notice of Grant (Initial) under Automatic Option
                     Grant Program.

    99.4             Form of Notice of Grant (Annual) under Automatic Option
                     Grant Program.

    99.5             Form of Stock Option Agreement (Discretional Option Grant
                     Program).

    99.6             Form of Stock Option Agreement (Automatic Option Grant
                     Program).

    99.7 Form of Addendum to Stock Option Agreement--Involuntary Termination- Change in Control-Limited Stock Appreciation Rights (Executive Officers).

    99.8 Form of Addendum to Stock Option Agreement--Involuntary Termination- Change in Control (Non-Executive Officers).

    99.9             Form of Stock Issuance Agreement.

    99.10 Form of Addendum to Stock Issuance Agreement--Involuntary Termination (Executive Officers).

    99.11 Form of Addendum to Stock Issuance Agreement-Involuntary Termination (Non-Executive Officers).

    99.12            Employee Stock Purchase Plan.

    99.13            Form of Stock Purchase Agreement.

    99.14            Form of Enrollment/Change Form.